Exhibit 99.4

CONTACT:

Public Relations

Laura Adams for QuadraMed

703.742.5311

Laura.Adams@QuadraMed.com

Investor Relations

703.742.5393

InvestorRelations@QuadraMed.com

QuadraMed Appoints Thomas J. Dunn as Senior Vice President of

Sales and Marketing

Executive with more than 25 years of experience in healthcare technology to lead

QuadraMed’s sales and marketing

RESTON, Va. – January 05, 2010 – QuadraMed® Corporation (NASDAQ:QDHC), announced today that industry veteran Thomas J. Dunn has been named QuadraMed’s Senior Vice President of Sales and Marketing. In this role, he will lead the Company’s sales and marketing initiatives to further enhance the company’s market position as a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes.

Dunn brings more than 25 years of enterprise healthcare technology experience that includes the planning and execution of competitive business strategies, creation of sustained business partnerships, and a consistent track record of impressive revenue growth and business expansion. Dunn began his career at Shared Medical Systems (SMS), now part of Siemens Medical Solutions USA. During his 22 years of service at SMS and Siemens Medical, he held a variety of positions with steadily increasing leadership responsibilities including services, operations, and sales, culminating in his role as the national vice president of IT Solutions.

From 2004 to 2007, he served as senior vice president at Eclipsys Corporation, where he directed domestic sales and account management. In his most recent role he served as vice president and executive team member at CareMedic Corporation, a national provider of Revenue-Cycle solutions for the healthcare industry. He holds a Bachelor of Science degree in economics and business administration from Ursinus College in Collegeville, Pennsylvania.

“Tom is an accomplished executive who will bring invaluable leadership and sales management experience to QuadraMed,” said Duncan James, QuadraMed’s President and Chief Executive Officer. “His strong customer focus and proven track record in increasing sales revenues will add considerable value towards helping the company achieve its client-satisfaction and business objectives.”

In connection with Dunn’s appointment as Senior Vice President, Sales and Marketing, the company and Mr. Dunn have entered into an Employment Agreement, Inducement Stock Option Agreement and Proprietary Information and Non-Competition Agreement. In connection with, and as an inducement to, Mr. Dunn’s hiring, on January 5, 2010, the company granted Mr. Dunn options to purchase 70,000 shares of the company’s common stock at an exercise price equal to the company’s closing stock price on Mr. Dunn’s start date. The options have a ten-year term and vest 25% on the first anniversary of the date of grant and 75% in thirty-six equal monthly installments following such anniversary. In addition, the options automatically vest upon Mr. Dunn’s involuntary termination.

About QuadraMed Corporation

QuadraMed® – (NASDAQ: QDHC) is a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes. QuadraMed provides innovative solutions that streamline processes, ensure compliance and help healthcare professionals deliver quality patient care. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by QuadraMed described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.